Exhibit 10.15

DATED	April 20, 2018

POWER OF ATTORNEY

Power of Attorney

We, Youzhongxinye Finance Information Services (Shanghai) Co., Ltd, an entity duly incorporated and validly existing under the laws of the People’s Republic of China (“China” or “PRC”) with uniform social credit code No. XXXXXX, with its address Room 710, No. 238 Jiangchang Third Road, Jingan District, Shanghai，executes this Power of Attorney on April 20, 2018, effective as of the date hereof. As holder of 7.7541% of the entire registered capital (“Our Shareholding”) in Shenzhen Samoyed Internet Finance Service Co., Ltd (the “Domestic Company”), we hereby irrevocably authorize Shenzhen Samoyed Information Technology Co., Ltd深圳萨摩耶信息技术有限公司 (the “WFOE”) to exercise the following rights relating to our Shareholding during the term of this Power of Attorney:

The WFOE is hereby authorized to act on behalf of us as our exclusive agent and attorney with respect to all matters concerning Our Shareholding, including without limitation to: (1) attend shareholders’ meetings of the Domestic Company; (2) exercise all the shareholder’s rights and shareholder’s voting rights we are entitled to under the laws of the PRC and Articles of Association of the Domestic Company, including but not limited to the sale or transfer or pledge or disposition of Our Shareholding in part or in whole; and (3) designate and appoint on behalf of us the legal representative (chairperson), the director, supervisor, the chief executive officer and other senior management members of the Domestic Company.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which we are required to be a party, on behalf of us, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which we are a party.

All the actions associated with Our Shareholding conducted by the WFOE shall be deemed as our own actions, and all the documents related to Our Shareholding executed by the WFOE shall be deemed to be executed by us.  We hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to us or obtaining our consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as we are a shareholder of the Domestic Company.

During the term of this Power of Attorney, we hereby waive all the rights associated with Our Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by us.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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Signature Page of Power of Attorney

Name: Youzhongxinye Finance Information Services (Shanghai) Co., Ltd (Seal)

		By:	/s/YI Yuanqiao
		Name:	YI Yuanqiao
		Title:	Legal Representative/Authorized Signatory

Date: April 20, 2018

Witness:	/s/HU Chaomei

Name:	HU Chaomei

Date: April 20, 2018